Exhibit 10.1

ADVISORY AGREEMENT
This Advisory Agreement (this “Agreement”) is made as of this 16th day of May, 2024, by and between SunCoke Energy, Inc. (the “Company”) and Michael G. Rippey (“Advisor”).
R E C I T A L S:
WHEREAS, Advisor has served as the Company’s Chief Executive Officer since December 1, 2017, and has retired from such position with the Company effective May 15, 2024; and
WHEREAS, the Board of Directors of the Company (the “Board”) desires to engage Advisor, following his retirement as the Company’s Chief Executive Officer, on the following terms and conditions, to continue provide advisory services to the Company, as provided for herein; and
WHEREAS, Advisor has agreed to provide advisory services to the Company, on the terms and conditions set forth hereinbelow.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Engagement; Term. The Company hereby agrees to engage Advisor to render advisory services, and Advisor hereby accepts such engagement, as an independent contractor. The engagement of Advisor by the Company under this Agreement shall commence on the date hereof and continue through and until May 16, 2025 (the period of such engagement, the “Term”). The Term may be renewed by mutual agreement of the Advisor and the Company.
2.Services. Advisor shall provide advisory services on Company-related matters when contacted by the Company’s Chief Executive Officer, and/or Chairman of the Board, on an as-needed basis. Nothing in this Agreement shall restrict Advisor from accepting consulting or employment arrangements or other positions outside of his activities for the Company, so long as those activities do not create a conflict of interest with his advisory services under this Agreement.
3.Payment and Expenses.
(a)Cash Payment. During the Term of this Agreement, the Company will pay Advisor an aggregate fee in the amount of $300,000 cash, to be paid, in arrears, in quarterly installments of $75,000 each.
(b)Expenses. Advisor shall be entitled to payment of, or to reimbursement for, out of pocket expenses (travel, transportation, office, etc.) incurred in connection with the services rendered under this Agreement.
4.D&O Coverage. The Company has confirmed that Advisor will be covered by the Company’s primary and excess D&O insurance policy in his capacity as an Advisor, notwithstanding the fact that he is not an employee of the Company, on the same basis as the other directors and executive officers of the Company.
5.Termination. The Term of this Agreement may be terminated for any or no reason with or without cause by Advisor at any time upon written notice to the Company. The Company may terminate this Agreement immediately in the event of a termination for cause. In the event of a termination of this Agreement at the end of the Term, or upon an early termination in accordance with this Section, the Company shall no longer be obligated to pay the compensation provided for in Section 3, other than earned and unpaid or unreimbursed amounts hereunder.
6.Cooperation. The Advisor hereby agrees that both before and after the Term, as reasonably requested by the Company, Advisor will cooperate with the Company and its counsel in connection with any investigation, administrative proceeding, or litigation relating to any matter that occurred during Advisor’s relationship with the Company in which Advisor was involved.
7.Independent Contractor Status. It is the express intention of the Company and Advisor that Advisor performs the services under this Agreement as an independent contractor. Nothing in this Agreement shall in any way be construed to constitute Advisor as an employee.
8.Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. This Agreement may not be modified or extended except by a writing signed by both parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and assigns.

9.Governing Law. This Agreement and all matters and issues collateral thereto shall be governed by the laws of the State of Delaware.
10.Severability. If any provision of this Agreement is adjudged by a court to be void and unenforceable, it shall in no way affect any other provision of this Agreement or the validity or enforceability thereof.
11.Notices. Notices under this Agreement shall be given via email to the Chief Executive Officer, in the case of the Company, and to the Advisor at his email address in the Company’s personnel records, which notice will be deemed delivered upon confirmation of a return receipt. In the event that confirmation of an email notice is not received, then notice may be sent by nationally recognized courier service, to the Company at: 1011 Warrenville Road, Suite 600, Lisle, IL 60532; Attention: Chief Executive Officer, or to Advisor at the last address in the Company’s records.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.
SUNCOKE ENERGY, INC.

By: /s/ ARTHUR F. ANTON
Name: Arthur F. Anton
Title: Chairman of the Board

By: /s/ MICHAEL G. RIPPEY
Name: Michael G. Rippey
(“Advisor”)
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